Consent of Independent Registered Public Accounting Firm

We consent to the references to our firm under the captions “Financial Highlights” in the Prospectus and “Independent Registered Public Accounting Firm” in the Statement of Additional Information, each dated May 1, 2022, and each included in this Post-Effective Amendment No. 169 to the Registration Statement (Form N-1A, File No. 033-00507) of Transamerica Series Trust Fund (the “Registration Statement”).

We also consent to the incorporation by reference of our reports dated February 25, 2022, with respect to the financial statements and financial highlights of Transamerica 60/40 Allocation VP, Transamerica Aegon High Yield Bond VP, Transamerica Aegon Sustainable Equity Income VP, Transamerica Aegon U.S. Government Securities VP, Transamerica American Funds Managed Risk VP, Transamerica BlackRock Global Real Estate Securities VP, Transamerica BlackRock Government Money Market VP, Transamerica BlackRock iShares Active Asset Allocation – Conservative VP, Transamerica BlackRock iShares Active Asset Allocation – Moderate Growth VP, Transamerica BlackRock iShares Active Asset Allocation – Moderate VP, Transamerica BlackRock iShares Dynamic Allocation – Balanced VP, Transamerica BlackRock iShares Dynamic Allocation – Moderate Growth VP, Transamerica BlackRock iShares Edge 40 VP, Transamerica BlackRock iShares Edge 50 VP, Transamerica BlackRock iShares Edge 75 VP, Transamerica BlackRock iShares Edge 100 VP, Transamerica BlackRock Tactical Allocation VP, Transamerica Goldman Sachs 70/30 Allocation VP, Transamerica International Focus VP, Transamerica Janus Balanced VP, Transamerica Janus Mid-Cap Growth VP, Transamerica JPMorgan Asset Allocation – Conservative VP, Transamerica JPMorgan Asset Allocation – Growth VP, Transamerica JPMorgan Asset Allocation – Moderate Growth VP, Transamerica JPMorgan Asset Allocation – Moderate VP, Transamerica JPMorgan Core Bond VP, Transamerica JPMorgan Enhanced Index VP, Transamerica JPMorgan International Moderate Growth VP, Transamerica JPMorgan Mid Cap Value VP, Transamerica JPMorgan Tactical Allocation VP, Transamerica Rothchild & Co Large Cap Value VP, Transamerica Madison Diversified Income VP, Transamerica Managed Risk – Balanced ETF VP, Transamerica Managed Risk – Conservative ETF VP, Transamerica Managed Risk – Growth ETF VP, Transamerica Market Participation Strategy VP, Transamerica Morgan Stanley Capital Growth VP, Transamerica Morgan Stanley Global Allocation Managed Risk – Balanced VP, Transamerica Morgan Stanley Global Allocation VP, Transamerica MSCI EAFE Index VP, Transamerica Multi-Managed Balanced VP, Transamerica PIMCO Tactical – Balanced VP, Transamerica PIMCO Tactical – Conservative VP, Transamerica PIMCO Tactical – Growth VP, Transamerica PIMCO Total Return VP, Transamerica PineBridge Inflation Opportunities VP, Transamerica ProFund UltraBear VP, Transamerica S&P 500 Index VP, Transamerica Small/Mid Cap Value VP, Transamerica T. Rowe Price Small Cap VP, Transamerica TS&W International Equity VP and Transamerica WMC US Growth VP (52 of the funds constituting Transamerica Series Trust) included in the Annual Report to Shareholders (Form N-CSR) for the year ended December 31, 2021, into this Registration Statement, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Boston, Massachusetts

April 29, 2022